Exhibit 99.1

Garrett Motion Consensual Plan of Reorganization Receives Court Approval

Plan Receives Overwhelming Support of All Voting Classes

Chapter 11 Emergence is Expected on April 30

ROLLE, Switzerland—(BUSINESS WIRE)—April 23, 2021— Garrett Motion Inc. (“Garrett”) today announced that the U.S. Bankruptcy Court for the Southern District of New York has confirmed the Company’s Plan of Reorganization (“Plan”), positioning Garrett to complete the implementation of the Plan, led by funds managed by Centerbridge Partners, L.P. (“Centerbridge”) and Oaktree Capital Management, L.P. (“Oaktree”). Garrett expects that effective date will occur as soon as all conditions precedent to the Plan have been satisfied, and is currently targeting emergence by April 30, 2021.

The Plan received the overwhelming support of all voting classes, including 100% of the bank lenders, 100% of the bondholders and 94% of stockholders who voted on the Plan.

Olivier Rabiller, President and Chief Executive Officer of Garrett, said, “We are pleased to have achieved this important milestone with the support of our creditors, stockholders, Centerbridge and Oaktree, which clears the way to complete our financial restructuring process. We look forward to the prospect of emerging soon as a stronger company that we believe will be even better positioned to accelerate the development of differentiated technologies and enhance our global customer experience.”

“I want to thank our customers and suppliers for their support during this process, and our employees for their dedication, which enabled us to provide continued support to our customers as the restructuring progressed,” Rabiller added.

The Plan infuses significant equity capital into the Garrett’s capital structure in the form of approximately $1.3 billion in new Series A Preferred Stock. It also settles existing litigation with Honeywell and restructures financial obligations transferred to Garrett at the time of its spinoff. Garrett has also obtained $1.55 billion of committed debt financing, including a $1.25 billion-equivalent term loan and a new $300 million exit revolving facility. In addition to the support of creditors and stockholders, the Plan also received the support of Honeywell, the Official Creditors Committee and the Official Equity Committee.

Additional Information

Morgan Stanley & Co. LLC and Perella Weinberg Partners are serving as financial advisors, Sullivan & Cromwell LLP and Quinn Emanuel Urquhart & Sullivan LLP are serving as legal advisors, and AlixPartners are serving as restructuring advisor to Garrett Motion.

Court filings and other documents related to the Chapter 11 process are available at http://www.kccllc.net/garrettmotion or by calling the Company’s claims agent, KCC, at 866-812-2297 ( U.S. toll-free) or +800 3742 6170 (international toll-free) or sending an email to Garrettinfo@kccllc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding our Chapter 11 process. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of Garrett to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2020, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, and more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

Contacts

Michael Cimini

Garrett Motion Inc.

T: (973) 216-3986

Michael.Cimini@garrettmotion.com

Source: Garrett Motion Inc.